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UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       June 17, 2008

SOUTHWEST CASINO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50572	87-0686721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Killebrew Drive, Suite 350, Minneapolis, MN	55425
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     952-853-9990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a.12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On June 17, 2008, Southwest Casino Corporation (“Southwest”) entered into a Securities Purchase Agreement with certain institutional and other accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, pursuant to which Southwest sold in a private placement an aggregate of 2,693,589 shares of its common stock with accompanying warrants to purchase 2,154,873 shares of its common stock at a price of $0.65 per unit, with each unit consisting of one share of common stock and a warrant to purchase .8 shares of common stock.  The warrants are exercisable for a period of five years at an exercise price of $0.85 per share.  Southwest received net proceeds from this offering of approximately $1,644,336.00, after the deduction of estimated offering expenses.

The Securities Purchase Agreement provides that if Southwest determines to file a registration statement for its equity securities, participants in this offering will have the right to request inclusion of their common stock and shares of common stock issuable upon exercise of their warrants in the registration statement (piggy-back registration rights).

If Southwest issues common stock or securities convertible into common stock at an effective price below $0.65 per share before the 6 month anniversary of the date on which the shares sold in this offering can be sold in the public market under an effective registration statement or under SEC Rule 144 (the “Effective Date”), Southwest will issue additional shares of common stock to participants in this offering such that they receive the same purchase price per share as investors in the subsequent offering (a full ratchet adjustment).

Southwest agreed that if it sells additional shares of common stock before the 6 month anniversary of the Effective Date on terms less favorable to the Company than the terms of the Securities Purchase Agreement, the terms of the Securities Purchase Agreement will be amended to incorporate those less favorable terms.  Also, if Southwest sells any debt or equity security convertible into its common stock before the 6 month anniversary of the Effective Date, investors in this offering may elect to exchange some or all of the common shares acquired in this offering for the convertible securities sold in the subsequent offering on a dollar-for-dollar basis.  If an investor elects to exchange their common shares, they will retain the right to purchase 50 percent of the corresponding shares subject to the warrant received in this offering.

The number of shares issuable upon exercise of the warrants and the exercise price of the warrants are adjustable upon the occurrence of certain events, including stock splits, combinations and reclassifications.  Until the 4 month anniversary of the Effective Date, if Southwest issues any security with an effective price per share less than the $0.85 per share exercise price of the warrants, the exercise price will be reduced to that lower effective price per share and the number of shares issuable upon exercise of the warrant will be increased so that the aggregate exercise price for the warrant remains the same.  At any time that a registration statement covering the resale of the common shares issuable upon exercise of the warrant is not effective, warrantholders may exercise the warrant through a “cashless” or “net” exercise.  Warrant holders are not permitted to exercise their warrants to the extent their ownership of Southwest common stock would exceed 9.99% of the company’s outstanding common stock.

The company’s placement agent agreed to accept the cash portion of its placement agent commission in common stock and warrants on the same terms as the investors, which resulted in the placement agent receiving 136,911 shares of common stock and warrants to purchase an aggregate of 109,529 shares of common stock.  In addition, the placement agent received a warrant to purchase 88,992 shares of common stock that is exercisable for a period of five years at an exercise price of $1.00 per share.

The following officers and directors of Southwest participated in the private placement on the same terms as the other investors: James B. Druck, Chief Executive Officer and Director; Thomas E. Fox, President and Chief Operating Officer; Jeffrey S. Halpern, Vice President of Government Affairs; Tracie L. Wilson, Chief Financial Officer, and Gus A. Chafoulias, Director.  Each of Mr. Druck, Mr. Fox, Mr. Halpern and Ms. Wilson participated by investing the net proceeds (after taxes and other withholding) from deferred bonuses owed to them by the Company, resulting in a reduction in the Company’s outstanding liabilities to these officers of $165,000.

In addition, each of Mr. Druck, Mr. Fox, Mr. Halpern, Ms. Wilson, Mr. Chafoulias and the other members of Southwest’s Board of Directors entered into a Lock-up Agreement with Southwest under which they agreed not to sell or transfer any of their Southwest securities (except certain exempt transactions) until after the four month anniversary of the Effective Date. Other than with respect to the Securities Purchase Agreement, there are no material relationships between Southwest, on the one hand, and any of the other investors in the private placement, on the other hand.

The securities that were issued in this private placement were not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.  Pursuant to the Securities Purchase Agreement, Southwest and the investor parties have made other covenants and representations and warranties regarding matters that are customarily included in financings of this nature.  If certain of its obligations are not met, Southwest has agreed to make pro-rata cash payments as liquidated damages to each investor.

The foregoing description of the terms and conditions of the Securities Purchase Agreement, Warrants and Lock-up Agreement do not purport to be complete and is qualified in its entirety by reference to the full text of each agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.  A copy of the press release announcing the private placement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02               Unregistered Sale of Equity Securities

As described in more detail above, on June 17, 2008, Southwest entered into a Securities Purchase Agreement with certain institutional and other accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, pursuant to which Southwest agreed to sell in a private placement an aggregate of 2,693,589 shares of its common stock and warrants to purchase an aggregate of 2,154,873 shares of its common stock, at a purchase price of $0.65 per unit.  The warrants are exercisable for a period of five years at an exercise price of $0.85 per share.  Southwest received net proceeds from this offering of $1,644,336.00, after the deduction of estimated offering expenses.

The offer and sale of the securities was made to a limited number of institutional and other accredited investors in reliance upon exemptions from the registration requirements pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.  There was no general solicitation or advertising with respect to the private placement and each of the purchasers provided written representations of an intent to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities.

Additional information regarding the private placement is incorporated herein by reference to “Item 1.01.  Entry into a Material Definitive Agreement” of this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits

(c)   Exhibits.

Exhibit No.	Description	Method of Filing
10.1	Form of Securities Purchase Agreement dated as of June 17, 2008 by and among Southwest Casino Corporation and the purchasers named therein	Filed herewith
10.2	Form of Warrant dated June 16, 2007 issued by Southwest Casino Corporation to each of the purchasers party to the Securities Purchase Agreement	Filed herewith
10.3	Form of Lock-up Agreement dated June 17, 2008 by and among Southwest Casino Corporation and certain directors and executive officers	Filed herewith
99.1	Southwest Casino Corporation Press Release dated June 18, 2008.	Filed herewith

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST CASINO CORPORATION

Date: June 23, 2008

	By:	/s/ Thomas E. Fox
Nasme: Thomas E. Fox
Title: President